Ziff Davis Reports Second Quarter 2022 Results & Revises Full Year 2022 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis”) today reported unaudited financial results for the second quarter ended June 30, 2022.

"We continue to skillfully navigate a difficult and challenging operating environment with a strategy of producing near-term earnings growth while positioning the company for an eventual macro-economic recovery," said Vivek Shah, Chief Executive Officer of Ziff Davis. "At the same time, we continue to strengthen our balance sheet as we seek acquisition opportunities that enhance our businesses and grow and diversify our revenue streams."

SECOND QUARTER 2022 RESULTS

On October 7, 2021, Ziff Davis completed the spin-off of its Consensus Cloud Solutions, Inc. (“Consensus”) business. Ziff Davis has classified Consensus as a discontinued operation in its financial statements for the three and six months ended June 30, 2021 results. Historical results in this press release represent continuing operations, except for the Statement of Cash Flows, net cash provided by operating activities and free cash flow during the three and six months ended June 30, 2021, which are on a combined continuing and discontinued operations basis.

Q2 2022 quarterly revenues decreased 1.1% to $337.4 million compared to $341.3 million for Q2 2021. On a pro-forma(1) basis, Q2 2022 quarterly revenues increased 2.2% to $337.4 million as compared to $330.0 million for Q2 2021.

GAAP net loss per diluted share from continuing operations(2) increased to $0.99 in Q2 2022 compared to $0.52 for Q2 2021. The net loss increase was primarily due to losses on our investment in Consensus.

Adjusted non-GAAP net income per diluted share from continuing operations(2)(3) for the quarter increased 5.3% to $1.58 as compared to $1.50 for Q2 2021. On a pro-forma(1) basis, Adjusted non-GAAP net income per diluted share from continuing operations(2)(3) for the quarter increased 12.1% to $1.58 compared to $1.41 for Q2 2021.

GAAP net loss from continuing operations increased to $46.4 million compared to $23.0 million for Q2 2021 primarily due to losses on our investment in Consensus.

Adjusted non-GAAP net income from continuing operations increased by 10.9% to $74.4 million as compared to $67.1 million for Q2 2021. On a pro-forma(1) basis, Adjusted non-GAAP net income from continuing operations increased by 17.7% to $74.4 million as compared to $63.2 million for Q2 2021.

Adjusted EBITDA(4) for the quarter increased 0.9% to $118.0 million compared to $117.0 million for Q2 2021. On a pro-forma(1) basis, Adjusted EBITDA(4) for the quarter increased 5.3% to $118.0 million compared to $112.1 million for Q2 2021.

Net cash provided by operating activities from continuing operations was $76.0 million in Q2 2022. Free cash flow from continuing operations(6) was $52.6 million in Q2 2022.

Ziff Davis ended the quarter with approximately $849.3 million in cash, cash equivalents, and investments after deploying during the quarter approximately $68.7 million for current and prior year acquisitions, approximately $18.2 million to repay $21.5 million of outstanding principal of its senior notes and approximately $12.7 million with respect to its share repurchase program.

Key unaudited financial results for Q2 2022 versus Q2 2021 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP net income per diluted share from continuing operations, Adjusted EBITDA and free cash flow from continuing operations to their nearest comparable GAAP financial measures are attached to this Press Release.

The following table reflects Actual and Pro-Forma Results from Continuing Operations for the second quarter of 2022 and 2021 (in millions, except per share amounts). Pro-Forma Results from Continuing Operations below excludes the operating results from the Company’s B2B Backup business that was sold in the third quarter of 2021.

	QTD	QTD		Pro-Forma Results(1)
	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change
Revenues
Digital Media	$258.4	$253.8	1.8%	$258.4	$253.8	1.8%
Cybersecurity and Martech	$79.0	$87.5	(9.7)%	$79.0	$76.2	3.7%
Total revenue(5):	$337.4	$341.3	(1.1)%	$337.4	$330.0	2.2%
Income from operations	$45.9	$10.1	354.5%
GAAP loss per diluted share from continuing operations(2)	$(0.99)	$(0.52)	90.4%
Adjusted non-GAAP income per diluted share from continuing operations(2) (3)	$1.58	$1.50	5.3%	$1.58	$1.41	12.1%
GAAP net loss from continuing operations	$(46.4)	$(23.0)	101.7%
Adjusted non-GAAP net income from continuing operations	$74.4	$67.1	10.9%	$74.4	$63.2	17.7%
Adjusted EBITDA(4)	$118.0	$117.0	0.9%	$118.0	$112.1	5.3%
Adjusted EBITDA margin(4)	35.0%	34.3%	0.7%	35.0%	34.0%	1.0%
Net cash provided by operating activities from continuing operations(6)	$76.0	NA (7)
Free cash flow from continuing operations(6)	$52.6	NA (7)

The following table reflects Actual and Pro-Forma Results from Continuing Operations for the six months ended June 30, 2022 and 2021 (in millions, except per share amounts). Pro-Forma Results from Continuing Operations below excludes the operating results from Voice assets in the United Kingdom and the Company’s B2B Backup business that were sold in 2021.

	YTD	YTD		Pro-Forma Results(1)
	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change
Revenues
Digital Media	$493.0	$480.6	2.6%	$493.0	$480.6	2.6%
Cybersecurity and Martech	$159.4	$172.4	(7.5)%	$159.4	$148.5	7.3%
Total revenue(5):	$652.4	$653.0	(0.1)%	$652.4	$629.1	3.7%
Income from operations	$76.4	$36.9	107.0%
GAAP (loss) income per diluted share from continuing operations(2)	$(0.47)	$0.33	(242.4)%
Adjusted non-GAAP income per diluted share from continuing operations(2) (3)	$2.81	$2.74	2.6%	$2.81	$2.60	8.1%
GAAP net (loss) income from continuing operations	$(21.9)	$15.7	(239.5)%
Adjusted non-GAAP net income from continuing operations	$132.4	$122.5	8.1%	$132.4	$116.3	13.8%
Adjusted EBITDA(4)	$218.8	$217.7	0.5%	$218.8	$208.0	5.2%
Adjusted EBITDA margin(4)	33.5%	33.3%	0.2%	33.5%	33.1%	0.4%
Net cash provided by operating activities from continuing operations(6)	$192.5	NA (7)
Free cash flow from continuing operations(6)	$138.6	NA (7)

ZIFF DAVIS GUIDANCE

The Company is revising its guidance for revenue, adjusted EBITDA and adjusted non-GAAP Diluted EPS for fiscal year 2022 as follows (in millions, except per share data):

	Current Guidance		Revised FY 2022 Range of Estimates
	Low	High	Low	High
Revenue	$1,497	$1,535	$1,410	$1,435
Adjusted EBITDA	$538	$555	$507	$519
Adjusted non-GAAP Diluted EPS	$6.52	$6.79	$6.57	$6.77

* Adjusted non-GAAP net income per diluted share for 2022 excludes share-based compensation of between $24 million and $28 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the non-GAAP effective tax rate for 2022 (exclusive of the release of reserves for uncertain tax positions) will be between 22.25% and 23.75%.

The Company has not reconciled the non-GAAP Business Outlook for 2022 Adjusted EBITDA or Adjusted non-GAAP Diluted EPS and the associated tax rate information included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future non-GAAP financial results.

Notes:

(1)
Pro-forma figures are provided taking into consideration the sale of certain Voice assets in the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2021.

(2)
The estimated GAAP effective tax rates were approximately (33.2)% for Q2 2022 and 37.4% for Q2 2021. The estimated Adjusted non-GAAP effective tax rates were approximately 22.7% for Q2 2022 and 22.3% for Q2 2021.

(3)
Adjusted non-GAAP net income per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP financial measures, for the three months ended June 30, 2022 and 2021 which totaled $2.57 and $2.02 per diluted share, respectively.

(4)	Adjusted EBITDA is defined as net income from continuing operations before interest; gain on sale of businesses; loss on investments, net, unrealized gain (loss) on short-term investments, other income (expense), net; income tax expense (benefit); income (loss) from equity method investments, net; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP financial measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(5)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(6)	Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations, less purchases of property and equipment from continuing operations, plus contingent consideration from continuing operations. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes. There were no discontinued operations in 2022.
(7)
NA = Not available. The Company has not prepared net cash provided by operating activities from continuing operations and free cash flow from continuing operations for the second quarter of 2021. Net cash provided by operating activities from continuing and discontinued operations on a combined basis and free cash flow from continuing and discontinued operations on a combined basis for the three months ended June 30, 2021 was $111.3 million and $80.5 million, respectively. Free cash flow from continuing and discontinued operations is defined as net cash provided by operating activities from continuing and discontinued operations, less purchases of property and equipment from continuing and discontinued operations, plus contingent consideration from continuing and discontinued operations.

About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, entertainment, shopping, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

Contact:
Rebecca Wright
Ziff Davis, Inc.
800-577-1790
investor@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising revenues, profitability and cash flows; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’s (formerly J2 Global, Inc.) filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2021 Annual Report on Form 10-K filed by Ziff Davis on March 15, 2022, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP and Pro Forma net income, Adjusted non-GAAP and Pro Forma net income per diluted share, Adjusted and Pro Forma EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this press release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$648,290	$694,842
Short-term investments	72,535	229,200
Accounts receivable, net of allowances	243,300	316,342
Prepaid expenses and other current assets	60,956	60,290
Total current assets	1,025,081	1,300,674
Long-term investments	128,460	122,593
Property and equipment, net	166,152	161,209
Operating lease right-of-use assets	48,565	55,617
Trade names, net	147,621	147,761
Customer relationships, net	248,522	275,451
Goodwill	1,603,340	1,531,455
Other purchased intangibles, net	140,597	149,513
Deferred income taxes, noncurrent	7,321	5,917
Other assets	27,436	20,090
TOTAL ASSETS	$3,543,095	$3,770,280
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$191,922	$226,621
Income taxes payable, current	4,027	3,151
Deferred revenue, current	194,522	185,571
Operating lease liabilities, current	24,867	27,156
Current portion of long-term debt	68,506	54,609
Other current liabilities	203	130
Total current liabilities	484,047	497,238
Long-term debt	1,033,695	1,036,018
Deferred revenue, noncurrent	9,246	14,839
Operating lease liabilities, noncurrent	43,634	53,708
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	43,597	42,546
Deferred income taxes	88,217	108,982
Other long-term liabilities	34,788	37,542
TOTAL LIABILITIES	1,748,899	1,802,548
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	472	474
Additional paid-in capital	426,104	509,122
Retained earnings	1,451,316	1,515,358
Accumulated other comprehensive loss	(83,696)	(57,222)
TOTAL STOCKHOLDERS’ EQUITY	1,794,196	1,967,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,543,095	$3,770,280

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Total revenues	$337,356	$341,293	$652,424	$652,950
Cost of revenues (1)	46,004	48,785	92,104	92,637
Gross profit	291,352	292,508	560,320	560,313
Operating expenses:
Sales and marketing (1)	123,777	120,421	241,539	228,372
Research, development and engineering (1)	19,721	17,705	38,148	37,380
General and administrative (1)	101,967	111,698	204,184	224,996
Goodwill impairment on business	—	32,629	—	32,629
Total operating expenses	245,465	282,453	483,871	523,377
Income from operations	45,887	10,055	76,449	36,936
Interest expense, net	(6,956)	(21,013)	(18,466)	(42,490)
Gain on sale of businesses	—	823	—	2,802
Loss on investments, net	(48,243)	(16,677)	(48,243)	(16,677)
Unrealized loss on short-term investments	(27,317)	—	(18,366)	—
Other income (loss), net	6,345	(816)	8,744	(573)
(Loss) income from continuing operations before income taxes and (loss) income from equity method investment, net	(30,284)	(27,628)	118	(20,002)
Income tax expense (benefit)	10,051	(10,334)	15,131	(17,218)
(Loss) income from equity method investment, net	(6,101)	(5,751)	(6,886)	18,519
Net (loss) income from continuing operations	(46,436)	(23,045)	(21,899)	15,735
Income from discontinued operations, net of income taxes	—	38,762	—	77,905
Net (loss) income	$(46,436)	$15,717	$(21,899)	$93,640

Net (loss) income per common share from continuing operations:
Basic	$(0.99)	$(0.52)	$(0.47)	$0.35
Diluted	$(0.99)	$(0.52)	$(0.47)	$0.33
Net income per common share from discontinued operations:
Basic	$—	$0.87	$—	$1.75
Diluted	$—	$0.87	$—	$1.65
Net (loss) income per common share:
Basic	$(0.99)	$0.35	$(0.47)	$2.10
Diluted	$(0.99)	$0.35	$(0.47)	$1.98
Weighted average shares outstanding:
Basic	46,978,709	44,613,533	47,016,351	44,506,933
Diluted	46,978,709	44,613,533	47,016,351	47,130,979

(1) Includes share-based compensation expense as follows:
Cost of revenues	$142	$67	$226	$150
Sales and marketing	1,106	278	1,675	544
Research, development and engineering	852	458	1,481	876
General and administrative	5,603	5,066	11,038	10,029
Total	$7,703	$5,869	$14,420	$11,599

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(21,899)	$93,640
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	118,943	130,226
Amortization of financing costs and discounts	1,398	14,058
Non-cash operating lease costs	5,913	6,714
Share-based compensation	14,420	12,363
Provision for credit losses on accounts receivable	(1,376)	4,329
Deferred income taxes, net	(10,266)	(11,853)
Gain on extinguishment of debt, net	(1,393)	—
Gain on sale of businesses	—	(2,802)
Lease asset impairments and other charges	168	7,829
Changes in fair value of contingent consideration	(9)	562
Foreign currency remeasurement gain	549	415
Loss (income) from equity method investments	6,886	(18,519)
Unrealized loss on short-term investments	18,366	—
Loss on investments, net	48,243	16,677
Decrease (increase) in:
Accounts receivable	77,168	65,312
Prepaid expenses and other current assets	5,804	(7,720)
Operating lease right-of-use assets	2,260	689
Other assets	(7,250)	(701)
Increase (decrease) in:
Accounts payable and accrued expenses	(45,329)	(23,438)
Income taxes payable	8,825	(15,123)
Deferred revenue	(11,882)	2,499
Operating lease liabilities	(13,721)	(14,218)
Liability for uncertain tax positions	403	(3,567)
Other long-term liabilities	(3,737)	21
Net cash provided by operating activities	192,484	290,022
Cash flows from investing activities:
Proceeds from sale of available-for-sale investments	—	663
Purchases of equity method investment	—	(11,053)
Investment in available-for-sale securities	(15,000)	—
Purchases of property and equipment	(53,876)	(57,766)
Purchases of equity investments	—	(999)
Proceeds from sale of assets	—	6,033
Acquisition of businesses, net of cash received	(92,425)	(89,489)
Net cash used in investing activities	(161,301)	(152,611)
Cash flows from financing activities:
Payment of debt	(72,853)	(2,802)
Debt issuance cost	—	—
Proceeds from term loan	89,991	2,811
Debt extinguishment costs	(756)	—
Repurchase of common stock	(76,345)	(22,934)
Issuance of common stock under employee stock purchase plan	5,235	4,232

Exercise of stock options	148	1,331
Deferred payments for acquisitions	(7,094)	(12,934)
Other	(5)	(1,294)
Net cash used in financing activities	(61,679)	(31,590)
Effect of exchange rate changes on cash and cash equivalents	(16,056)	(616)
Net change in cash and cash equivalents	(46,552)	105,205
Cash and cash equivalents at beginning of period	694,842	242,652
Cash and cash equivalents at beginning of period associated with discontinued operations	—	66,210
Cash and cash equivalents at beginning of period associated with continuing operations	694,842	176,442
Cash and cash equivalents at end of period	648,290	347,857
Cash and cash equivalents at end of period associated with discontinued operations	—	107,666
Cash and cash equivalents at end of period associated with continuing operations	$648,290	$240,191

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income from continuing operations is GAAP net income from continuing operations with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of certain interest costs; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value of investments; (6) elimination of gain/loss on sale of assets; (7) elimination of lease asset impairments and other charges; (8) elimination of disposal related costs and (9) elimination of goodwill impairment on business.

	Three months ended June 30,
	2022	Per diluted share*	2021	Per diluted share*
Net loss from continuing operations	$(46,436)	$(0.99)	$(23,045)	$(0.52)
Plus:
Share based compensation (1)	6,798	0.14	3,815	0.09
Acquisition related integration costs (2)	2,627	0.06	872	0.02
Interest costs (3)	(2,226)	(0.05)	4,761	0.11
Amortization (4)	32,064	0.68	34,159	0.77
Investments (5)	80,485	1.71	18,490	0.41
Sale of assets (6)	—	—	(823)	(0.02)
Lease asset impairments and other charges (7)	808	0.02	4,665	0.10
Disposal related costs (8)	305	0.01	(421)	(0.01)
Goodwill impairment on business (9)	—	—	24,635	0.55
Adjusted non-GAAP net income from continuing operations	$74,425	$1.58	$67,108	$1.50

* The reconciliation of net income from continuing operations per diluted share from GAAP to Adjusted non-GAAP net income from continuing operations per share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income from continuing operations is GAAP net income from continuing operations with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of certain interest costs; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value of investments; (6) elimination of gain/loss on sale of assets; (7) elimination of lease asset impairments and other charges; (8) elimination of disposal related costs; (9) elimination of goodwill impairment on business; and (10) elimination of dilutive effect of the convertible debt.

	Six months ended June 30,
	2022	Per diluted share*	2021	Per diluted share*
Net (loss) income from continuing operations	$(21,899)	$(0.47)	$15,735	$0.33
Plus:
Share based compensation (1)	11,676	—	7,104	0.16
Acquisition related integration costs (2)	3,827	0.08	2,492	0.06
Interest costs (3)	(1,220)	(0.03)	9,606	0.22
Amortization (4)	64,462	1.37	66,615	1.49
Investments (5)	72,318	1.53	(6,954)	(0.16)
Sale of assets (6)	—	—	(2,845)	(0.06)
Lease asset impairments and other charges (7)	2,066	0.05	6,082	0.14
Disposal related costs (8)	1,123	0.03	70	—
Goodwill impairment on business (9)	—	—	24,635	0.55
Convertible debt dilution (10)	—	—	—	0.01
Adjusted non-GAAP net income from continuing operations	$132,353	$2.81	$122,540	$2.74

* The reconciliation of net income from continuing operations per diluted share from GAAP to Adjusted non-GAAP net income from continuing operations per share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended June 30,
	2022	2021
Cost of revenues	$46,004	$48,785
Plus:
Share based compensation(1)	(142)	(68)
Acquisition related integration costs(2)	(4)	(36)
Amortization(4)	(259)	(348)
Adjusted non-GAAP cost of revenues	$45,599	$48,333

Sales and marketing	$123,777	$120,421
Plus:
Share based compensation(1)	(1,106)	(278)
Acquisition related integration costs(2)	(1,219)	23
Lease asset impairments and other charges(7)	(438)	—
Adjusted non-GAAP sales and marketing	$121,014	$120,166

Research, development and engineering	$19,721	$17,705
Plus:
Share based compensation(1)	(851)	(458)
Acquisition related integration costs(2)	(195)	(206)
Adjusted non-GAAP research, development and engineering	$18,675	$17,041

General and administrative	$101,967	$111,698
Plus:
Share based compensation(1)	(5,604)	(5,066)
Acquisition related integration costs(2)	(2,013)	(1,075)
Amortization(4)	(41,642)	(46,711)
Lease asset impairments and other charges(7)	(641)	(6,167)
Disposal related costs(8)	(65)	991
Adjusted non-GAAP general and administrative	$52,002	$53,670

Goodwill impairment on business	$—	$32,629
Plus:
Goodwill impairment on business(19)	—	(32,629)
Adjusted non-GAAP goodwill impairment on business	$—	$—

Interest expense, net	$(6,956)	$(21,013)
Plus:
Interest costs (3)	(2,959)	6,078
Adjusted non-GAAP interest expense, net	$(9,915)	$(14,935)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended June 30,
	2022	2021
Gain on sale of businesses	$—	$823
Plus:
Sale of assets(6)	—	(823)
Adjusted non-GAAP gain on sale of businesses	$—	$—

Loss on investment, net	$(48,243)	$(16,677)
Plus:
Investments(5)	48,243	16,677
Adjusted non-GAAP loss on investments, net	$—	$—

Unrealized loss on short-term investments	$(27,317)	$—
Plus:
Investments(5)	27,317	—
Adjusted non-GAAP unrealized loss on short-term investments, net	$—	$—

Other income, net	$6,345	$(816)
Plus:
Investments(5)	(174)	—
Adjusted non-GAAP other income, net	$6,171	$(816)

Income tax expense (benefit)	$10,051	$(10,334)
Plus the tax effect of:
Share based compensation(1)	905	2,055
Acquisition related integration costs(2)	804	422
Interest costs(3)	(733)	1,317
Amortization(4)	9,837	12,900
Investments(5)	1,002	3,938
Lease asset impairments and other charges(7)	271	1,502
Disposal related costs(8)	(240)	(571)
Goodwill impairment on business(19)	—	7,994
Adjusted non-GAAP income tax expense	$21,897	$19,224

Loss from equity method investment, net	$(6,101)	$(5,751)
Plus:
Investments(5)	6,101	5,751
Adjusted non-GAAP income from equity method investment, net	$—	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended June 30,
	2022	2021
Total adjustments	$(120,861)	$(90,153)

GAAP Net income per diluted share from continuing operations	$(0.99)	$(0.52)
Adjustments *	$2.57	$2.02
Adjusted non-GAAP Net income per diluted share from continuing operations	$1.58	$1.50

* The reconciliation of Net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP net income per diluted share (“Adjusted Diluted EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that an Adjusted Diluted EPS measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of Adjusted Diluted EPS provides useful information to investors.

Adjusted Diluted EPS is not in accordance with, or an alternative to, net income per diluted share from continuing operations and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, Adjusted Diluted EPS is not based on any comprehensive set of accounting rules or principles. The Adjusted Diluted EPS measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Six months ended June 30,
	2022	2021
Cost of revenues	$92,104	$92,637
Plus:
Share based compensation(1)	(226)	(150)
Acquisition related integration costs(2)	(54)	(76)
Amortization(4)	(538)	(941)
Adjusted non-GAAP cost of revenues	$91,286	$91,470

Sales and marketing	$241,539	$228,372
Plus:
Share based compensation(1)	(1,675)	(544)
Acquisition related integration costs(2)	(1,385)	(814)
Lease asset impairments and other charges(7)	(961)	—
Adjusted non-GAAP sales and marketing	$237,518	$227,014

Research, development and engineering	$38,148	$37,380
Plus:
Share based compensation(1)	(1,480)	(876)
Acquisition related integration costs(2)	(413)	(530)
Adjusted non-GAAP research, development and engineering	$36,255	$35,974

General and administrative	$204,184	$224,996
Plus:
Share based compensation(1)	(11,038)	(10,029)
Acquisition related integration costs(2)	(3,114)	(2,304)
Amortization(4)	(82,865)	(93,920)
Lease asset impairments and other charges(7)	(1,783)	(8,041)
Disposal related costs(8)	(1,304)	(129)
Adjusted non-GAAP general and administrative	$104,080	$110,573

Goodwill impairment on business	—	$32,629
Plus:
Goodwill impairment on business (10)	—	(32,629)
Adjusted non-GAAP goodwill impairment on business	$—	$—

Interest expense, net	$(18,466)	$(42,490)
Plus:
Interest costs (3)	(1,618)	12,495
Adjusted non-GAAP interest expense, net	$(20,084)	$(29,995)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Six months ended June 30,
	2022	2021
Gain on sale of businesses	$—	$2,802
Plus:
Sale of assets(6)	—	(2,802)
Adjusted non-GAAP gain on sale of businesses	$—	$—

Loss on investments, net	$(48,243)	$(16,677)
Plus:
Investments(5)	48,243	16,677
Adjusted non-GAAP loss on investments, net	$—	$—

Unrealized loss on short-term investments	$(18,366)	$—
Plus:
Investments(5)	18,366	—
Adjusted non-GAAP unrealized loss on short-term investments, net	$—	$—

Other income (expense), net	$8,744	$(573)
Plus:
Investments(5)	(174)	—
Adjusted non-GAAP other income, net	$8,570	$(573)

Income tax expense (benefit)	$15,131	$(17,218)
Plus the tax effect of:
Share based compensation(1)	2,743	4,495
Acquisition related integration costs(2)	1,139	1,232
Interest costs(3)	(398)	2,889
Amortization(4)	18,941	28,246
Investments(5)	1,003	5,112
Sale of assets(6)	—	44
Lease asset impairments and other charges(7)	678	1,959
Disposal related costs(8)	181	58
Goodwill impairment on business(10)	—	7,994
Adjusted non-GAAP income tax expense	$39,418	$34,811

(Loss) income from equity method investment, net	$(6,886)	$18,519
Plus:
Investments(5)	6,886	(18,519)
Adjusted non-GAAP income from equity method investment, net	$—	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Six months ended June 30,
	2022	2021
Total adjustments	$(154,252)	$(106,805)

GAAP Net income per diluted share from continuing operations	$(0.47)	$0.33
Adjustments *	$3.28	$2.41
Adjusted non-GAAP Net income per diluted share from continuing operations	$2.81	$2.74

* The reconciliation of Net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP net income per diluted share (“Adjusted Diluted EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that an Adjusted Diluted EPS measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of Adjusted Diluted EPS provides useful information to investors.

Adjusted Diluted EPS is not in accordance with, or an alternative to, net income per diluted share from continuing operations and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, Adjusted Diluted EPS is not based on any comprehensive set of accounting rules or principles. The Adjusted Diluted EPS measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US generally accepted accounting principles (“GAAP”), the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income from continuing operations, and Adjusted Diluted EPS from continuing operations (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. For the three and six months ended June 30, 2021, the Company separately accounted for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, was amortized to interest expense over time. Accordingly, the Company recognized imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations during the three and six months ended June 30, 2021. The Company excluded the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it was non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. During 2022, the Company adopted ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, whereby a portion of the convertible senior notes is no longer recorded in equity with a debt discount and amortization in interest expense. Therefore, no similar adjustment was made for the three and six months ended June 30, 2022. The Company has excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes in each period presented. Further, for the three and six months ended June 30, 2022, the Company recorded a gain on extinguishment associated with the buy-back of its 4.625% Senior Notes, which is included within this Non-GAAP adjustment. The Company has determined excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value of its investments, which includes income (loss) from equity method investments, the unrealized gain (loss) on its investment in Consensus and other income (loss) on investments (including Consensus). The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance as these items are not part of the Company’s core operations. In addition, excluding these items from the non-GAAP measures facilitates comparisons to historical operating results.

(6) Gain (Loss) on Sale of Assets. The Company excludes the gain (loss) on sale of certain of its assets. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(7) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(8) Disposal related Costs. The Company excludes expenses associated with the disposal of certain businesses. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(9) Goodwill Impairment on Business. The Company excludes the goodwill impairment on business because it is non-cash in nature and the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Unrealized Loss on Short-term Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax benefit (expense), Adjusted non-GAAP (Income) Loss from Equity Method Investment, Net and Adjusted non-GAAP Net income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Pro-Forma Financial Results

Key pro-forma financial results for the three and six months ended June 30, 2022 and 2021, are set forth in the following table (in millions, except per share amounts). The financial results below reflect the Company’s results, on a pro-forma basis, taking into consideration the sale of certain Voice assets in the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2021.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Total Revenues	$337.4	$341.3	$652.4	$653.0
Pro-Forma Revenue Adjustments	$—	$(11.3)	$—	$(23.9)
Pro-Forma Total Revenue: (1)	$337.4	$330.0	$652.4	$629.1

Adjusted Non-GAAP Net Income per Diluted Share from Continuing Operations (1)	$1.58	$1.50	$2.81	$2.74
Pro-Forma Net Income per Diluted Share from Continuing Operations Adjustments	$—	$(0.09)	$—	$(0.14)
Adjusted Pro Forma Net Income per Diluted Share from Continuing Operations (1)	$1.58	$1.41	$2.81	$2.60

Adjusted Non-GAAP Net Income from Continuing Operations	$74.4	$67.1	$132.4	$122.5
Pro-Forma Net Income from Continuing Operations Adjustments	$—	$(3.9)	$—	$(6.2)
Adjusted Pro-Forma Net Income from Continuing Operations	$74.4	$63.2	$132.4	$116.3

Adjusted EBITDA (1)	$118.0	$117.0	$218.8	$217.7
Pro-Forma EBITDA Adjustments	$—	$(4.9)	$—	$(9.7)
Adjusted Pro-Forma EBITDA (1)	$118.0	$112.1	$218.8	$208.0

Adjusted EBITDA Margin (1)	35.0%	34.3%	33.5%	33.3%
Pro-Forma EBITDA Margin Adjustments	0.0%	(0.3)%	0.0%	(0.2)%
Adjusted Pro-Forma EBITDA Margin (1)	35.0%	34.0%	33.5%	33.1%

(1)Refer to the notes earlier in this Press Release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net (loss) income from continuing operations, the most directly comparable GAAP financial measure.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net (loss) income from continuing operations	$(46,436)	$(23,045)	$(21,899)	$15,735
Plus:
Interest expense, net	6,956	21,013	18,466	42,490
Gain on sale of businesses	—	(823)	—	(2,802)
Unrealized loss on short-term investment	27,317	—	18,366	—
Loss on investments, net	48,243	16,677	48,243	16,677
Other (income) loss, net	(6,345)	816	(8,744)	573
Income tax expense (benefit)	10,051	(10,334)	15,131	(17,218)
Loss (income) from equity method investment, net	6,101	5,751	6,886	(18,519)
Depreciation and amortization	59,872	61,955	118,943	124,625
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	7,703	5,869	14,420	11,599
Acquisition-related integration costs	3,431	1,294	4,965	3,724
Lease asset impairments and other charges	1,079	6,167	2,744	8,041
Disposal related costs	65	(992)	1,304	128
Goodwill impairment on business	—	32,629	—	32,629
Adjusted EBITDA	$118,037	$116,977	$218,825	$217,682

Adjusted EBITDA as calculated above represents net income from continuing operations before interest, gain on sale of businesses, unrealized gain on short-term investment, other (income) expense, net, income tax expense, (income) loss from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) lease asset impairments and other charges, (4) disposal related costs and (5) goodwill impairment on business. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income from continuing operations, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2022
Net cash provided by operating activities	$116,511	$75,973	$—	$—	$192,484
Less: Purchases of property and equipment	(30,502)	(23,374)	—	—	(53,876)
Add: Contingent consideration	—	—	—	—	—
Free cash flow	$86,009	$52,599	$—	$—	$138,608

	Q1	Q2	Q3	Q4	YTD
2021
Net cash provided by operating activities from continuing and discontinued operations	$178,724	$111,298	$140,230	$85,319	$515,571
Less: Purchases of property and equipment	(26,269)	(31,497)	(29,729)	(26,245)	(113,740)
Add: Contingent consideration(1)	—	685	—	—	685
Free cash flow from continuing and discontinued operations	$152,455	$80,486	$110,501	$59,074	$402,516

(1)Free cash flows from continuing and discontinued operations of $80.5 million for Q2 2021 is before the effect of payments associated with certain contingent consideration related to acquisitions.

The Company discloses free cash flows from continuing and discontinued operations as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flows from continuing and discontinued operations is not in accordance with, or an alternative to, Cash flows from operating activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2022
(UNAUDITED, IN THOUSANDS)

	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$258,343	$79,013	$—	$337,356
Gross profit
GAAP gross profit	$232,987	$58,365	$—	$291,352
Non-GAAP adjustments:
Share-based compensation	24	118	—	142
Acquisition related integration costs	—	4	—	4
Amortization	—	259	—	259
Adjusted non-GAAP gross profit	$233,011	$58,746	$—	$291,757

Operating profit
Income (loss) from operations	$44,162	$13,023	$(11,298)	$45,887
Non-GAAP adjustments:
Share-based compensation	3,306	1,389	3,008	7,703
Acquisition related integration costs	3,183	239	9	3,431
Amortization	32,734	9,103	64	41,901
Lease asset impairments and other charges	637	442	—	1,079
Disposal related costs	—	—	65	65
Adjusted non-GAAP operating profit (loss)	$84,022	$24,196	$(8,152)	$100,066
Depreciation	14,811	3,160	—	17,971
Adjusted EBITDA	$98,833	$27,356	$(8,152)	$118,037

Table above excludes certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2021
(UNAUDITED, IN THOUSANDS)

	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$253,761	$87,532	$—	$341,293
Gross profit
GAAP gross profit	$228,622	$63,895	$(9)	$292,508
Non-GAAP adjustments:
Share-based compensation	2	66	—	68
Acquisition related integration costs	4	32	—	36
Amortization	—	348	—	348
Adjusted non-GAAP gross profit	$228,628	$64,341	$(9)	$292,960

Operating profit
Income (loss) from operations	$44,106	$(21,195)	$(12,856)	$10,055
Non-GAAP adjustments:
Share-based compensation	1,784	1,047	3,038	5,869
Acquisition related integration costs	125	1,169	—	1,294
Amortization	37,483	9,531	45	47,059
Lease asset impairments and other charges	6,195	(28)	—	6,167
Disposal related costs	—	—	(992)	(992)
Goodwill impairment on a business	—	32,629	$—	32,629
Adjusted non-GAAP operating profit (loss)	$89,693	$23,153	$(10,765)	$102,081
Depreciation	11,492	3,404	—	14,896
Adjusted EBITDA	$101,185	$26,557	$(10,765)	$116,977

Table above excludes certain intercompany allocations.